UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by China Broadband, Inc. (the “company” ,“we”, “us” or “our”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the management of the company as well as estimates and assumptions made by its management. When used in our filings, the words “may”, “will”, “should”, “estimates”,  “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the company or its management, identify forward looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company. Such forward-looking statements include statements regarding, among other things:

•
our ability to satisfy our remaining obligations under our agreements with respect to our acquisition of the cable broadband business of Jian Guangdian Jiahe Digital Television Co., Ltd. located in mainland People’s Republic of China (the “PRC” or “China”),

•	unfavorable exchange rates that make new acquisitions and satisfaction of our obligations in the PRC more expensive,
•	our ability to complete a joint venture for the acquisition of a television programming publication company in the PRC, as disclosed in this report,
•
a complex and changing regulatory environment in the PRC that currently permits only partial foreign ownership of PRC based businesses and that requires us to negotiate, acquire and maintain separate government licenses to operate each internet business that we would like to acquire (or any other business we would like to acquire in the PRC),

•	our ability to obtain government consent to introduce certain new services to existing or new customers,
•
our ability to implement complex operating and revenue sharing arrangements that will enable us to consolidate our financial statements with our prospective partially owned PRC based business, and to modify and adapt these business arrangements from time to time to satisfy United States accounting rules,

•	our ability to enter into agreements with and to consummate acquisitions of, other broadband or other businesses in the PRC in the Shandong region and elsewhere,
•	socio-economic changes in the regions in the PRC that we intend to operate in that affect consumer internet subscriptions,
•	the ability of the PRC government to terminate or elect to not renew any of our licenses for various reasons or to nationalize our industry, and
•	our anticipated needs for working capital.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

Cooperation Agreement

As of March 7, 2008, the Company, through its indirect subsidiary in the PRC, Ji’Nan Zhongkuan Dian Guang Information Technology Co. (“Jinan Zhong Kuan”), entered into a Cooperation Agreement (the “Cooperation Agreement”) by and among itself, Shandong Broadcast & TV Weekly Press and Modern Movie & TV Biweekly Press, each PRC companies (collectively “Shandong Newspaper”). The Cooperation Agreement provided for, among other terms, the creation of a joint venture entity in the PRC, Shandong Lushi Media Co., Ltd. ( “Shandong Media”) that would own and operate Shandong Newspaper’s television program guide, newspaper and magazine publishing business in the Shandong region of the PRC (the “Shandong Newspaper Business”) which businesses were previously owned and operated by the Shandong Newspaper entities pursuant to exclusive licenses. The information herein is a summary of the Cooperation Agreement only and is qualified entirely by reference to the Cooperation Agreement, which is filed as an exhibit to this report.

Acquisition Cost and General Terms and Structure

Under the terms of the Cooperation Agreement and related transaction documents, the Shandong Newspaper entities mentioned above will contribute their entire Shandong Newspaper Business (as more fully described below) and transfer certain employees, to Shandong Media in exchange for a 50% stake in Shandong Media, with the other 50% of Shandong Media to be owned by our Jinan Zhong Kuan operating subsidiary. In exchange therefore, the Cooperation Agreement provides for total initial consideration on the part of Jinan Zhong Kuan of 10 million RMB (approximately US $1,500,000 based on current exchange rates) which shall be contributed to Shandong Media as working and acquisition capital, of which the Company has already paid 2 million RMB (or approximately US $300,000) in early March 2008 as a down payment.

Additional consideration of between 5 million RMB and 20 million RMB, depending on the Shandong Media joint venture’s net profit during the one year following the closing of the transaction shall also be paid as set forth below, for a total maximum purchase price of 30 million RMB (approximately US $4,500,000 based on current exchange rates).

Additional Payments Based on Performance

In addition to the initial purchase price of 10 million RMB, the Cooperation Agreement provides for additional consideration of between 5 million RMB and 20 million RMB (approximately US $757,757 and US $3,000,000, respectively, based on current exchange rates) to be paid as a capital contribution to Shandong Media in the event that certain performance thresholds are met during the first 12 months of operations after closing the transaction. Specifically in the event that audited annual net profits during the first year after closing of the transaction relating to the Cooperation Agreement:
•
equals or exceeds 16 million RMB, then we will be required to contribute an additional 20 million RMB (or, approximately $3,000,000 based on current exchange rates) to the Shandong Media joint venture;

•	equals or exceeds 4 million RMB but less than 16 million RMB, then we will be required to contribute 125% of such net profits to the Shandong Media joint venture, and
•	is less then 4 million RMB, then only an additional 5 million RMB (approximately US $757,575 based on current exchange rates.

Shandong Newspaper Business

The Shandong Newspaper Business being acquired from Shandong Newspaper by the Shandong Media joint venture includes the distribution of periodicals, the publication of advertising, the organization of public relations events, the provision of information related services, copyright transactions, the production of audio and video products, the provision of audio value added communication services. The Cooperation Agreement also provides that these businesses will be operated primarily by employees contracted to Shandong Media through secondment by the respective Shandong Newspaper entities.

In addition, the Shandong Newspaper entities are required, at closing upon completion of all closing conditions, to enter into an Exclusive Advertising Agency Agreement and an Exclusive Consulting Services Agreement with Shandong Media which require that the Shandong Newspaper entities shall appoint Shandong Media as its exclusive advertising agent and provider of technical and management support for a fee.

The closing of the transaction is dependant upon, among other conditions, the obtaining of all necessary PRC government consents, payment of the initial purchase price set forth above, and entry into the Exclusive Advertising Agency Agreement and Exclusive Consulting Service Agreement.

Employment Agreement with Marc Urbach

In addition, the Company recently appointed Mr. Marc Urbach as President, and entered into an employment agreement with him (see Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, below)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of March 13, 2008, the Company appointed Mr. Marc Urbach as President of the Company and its wholly owned subsidiary, China Broadband, Ltd.

Mr. Urbach, age 35, has over twelve years of accounting, finance, and operations experience in both large and small companies. He was the Executive Vice President and Chief Financial Officer of Profile Home Inc., a privately held importer and distributor of home furnishings from September 2004 until February 2008. He additionally served on the board and was part owner of Tri-state Trading LLC, a related import company during that same time period. Mr. Urbach was a Director of Finance at Mercer Inc., a Marsh & McLennan Company from 2002 to 2004. He was a Finance Manger at Small World Media from 2000 until 2002 and held a similar position at The Walt Disney Company from 1998 to 2000. He started his career at Arthur Andersen LLP as a senior auditor from 1995 to 1998. Mr. Urbach received his Bachelor of Science in Accounting from Babson College in 1995.

Employment Agreement with Mr. Marc Urbach

The Company has entered into a formal employment agreement with Mr. Urbach pursuant to which Mr. Urbach has been appointed as President of the Company and its wholly owned Cayman Islands subsidiary, China Broadband, Ltd., pursuant to which the Company has agreed to compensate Mr. Urbach $120,000 per year, for a four year term, with bonuses and increases reviewed annually. In addition, the Company granted Mr. Urbach options to purchase 100,000 shares common stock of the Company, exercisable in four equal annual installments commencing on the date of hire and on each of the first 3 anniversaries thereafter, at an exercise price equal to market value at the time of issuance. The employment agreement, also provides for a discretionary bonuses and a vehicle and travel allowance and similar benefits as an executive.

Item 8.01 Other Events.

Effective as of the March 13, 2008, the board of directors of the company approved the China Broadband, Inc. 2008 Stock Incentive Plan (the “Plan”), pursuant to which options or other similar securities may be granted. Qualified or Non-qualified Options to purchase up to 2,500,000 shares of the Company’s common stock may be issued under the Plan. The Plan may also be administered by an independent committee of the board of directors. Currently, only 100,000 options were issued under the plan, of which 100,000 were granted to Mr. Urbach (as provided above).

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.
Not applicable.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: March 13, 2008	By:	/s/Marc Urbach
President

 INDEX TO EXHIBITS

Exhibits	Description
10.1	Cooperation Agreement, dated March 7, 2008, by and among Ji’Nan Zhongkuan Dian Guang Information Technology Co., Shandong Broadcast & TV Weekly Press and Modern Movie & TV Biweekly Press.
10.2	Employment Agreement, dated as of March 13, 2008, between China Broadband, Inc. and Marc Urbach.
99.1	China Broadband, Inc. 2008 Stock Incentive Plan